BlackRock Science and Technology Trust

Cusip: 09258G104

Ticker: BST

Record Date	June 14, 2024

Pay Date	June 28, 2024

Distribution Amount per share	$0.250000

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

	Current Distribution	% Breakdown of the Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date	% Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date

Net Income	$-	0%	$-	0%

Net Realized Short-Term Capital Gains	$-	0%	$-	0%

Net Realized Long-Term Capital Gains	$0.250000	100%	$1.500000	100%

Return of Capital	$-	0%	$-	0%

Total (per common share)	$0.250000	100%	$1.500000	100%

Average annual total return (in relation to NAV) for the 5-year period ending on May 31, 2024				13.11%

Annualized current distribution rate expressed as a percentage of NAV as of May 31, 2024				8.12%

Cumulative total return (in relation to NAV) for the fiscal year through May 31, 2024				10.26%

Cumulative fiscal year distributions as a percentage of NAV as of May 31, 2024				3.38%

You should not draw any conclusions about the Trust’s investment performance from the amount of this distribution or from the terms of the Trust’s Managed Distribution Plan.

The Fund estimates that it has distributed more than its income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital does not necessarily reflect the Fund’s investment performance and should not be confused with ‘yield’ or ‘income’.

When distributions exceed total return performance, the difference will reduce the Fund’s net asset value per share.

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Contact Number:  800-882-0052

BlackRock Science and Technology Trust

Cusip: 09258G104

Ticker: BST

Record Date	July 15, 2024

Pay Date	July 31, 2024

Distribution Amount per share	$0.250000

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

	Current Distribution	% Breakdown of the Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date	% Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date

Net Income	$-	0%	$-	0%

Net Realized Short-Term Capital Gains	$-	0%	$-	0%

Net Realized Long-Term Capital Gains	$0.047618	19%	$1.547618	88%

Return of Capital	$0.202382	81%	$0.202382	12%

Total (per common share)	$0.250000	100%	$1.750000	100%

Average annual total return (in relation to NAV) for the 5-year period ending on June 30, 2024				12.98%

Annualized current distribution rate expressed as a percentage of NAV as of June 30, 2024				7.71%

Cumulative total return (in relation to NAV) for the fiscal year through June 30, 2024				16.82%

Cumulative fiscal year distributions as a percentage of NAV as of June 30, 2024				3.86%

You should not draw any conclusions about the Trust’s investment performance from the amount of this distribution or from the terms of the Trust’s Managed Distribution Plan.

The Fund estimates that it has distributed more than its income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital does not necessarily reflect the Fund’s investment performance and should not be confused with ‘yield’ or ‘income’.

When distributions exceed total return performance, the difference will reduce the Fund’s net asset value per share.

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Contact Number:  800-882-0052